EXHIBIT 99.1

PATRON STOCKHOLDERS ELECT NEW BOARD AND APPROVE REVERSE STOCK SPLIT

BOULDER,  Colo.,  July 24  /PRNewswire-FirstCall/  -- Patron Systems,  Inc. (OTC
Bulletin Board: PTRS - NEWS), a leading provider of enterprise software to create, manage and share electronic forms and messages, today announced the results of the Annual Meeting of Stockholders which was held in Chicago on July 20, 2006. Stockholders approved the election of three Board members, approved the 1-for-30 reverse stock split of Patron common stock and approved the establishment of the Patron Systems, Inc. 2006 Stock Incentive Plan.

The amendment of Patron's Second Amended and Restated Certificate of Incorporation, as amended, to effect a 1-for-30 reverse stock split will become effective at the close of business on July 31, 2006. On August 1, 2006, the Company's common stock will begin trading on a split-adjusted basis. The decision to effect this reverse split was made with the intent of improving the Company's capital structure and to make the Company's stock more attractive to a broader group of investors, including new analysts and institutional investors.

The stockholders also elected a new three-person board consisting of Braden Waverley, Patron's Chief Operating Officer to serve until the 2008 Annual Meeting, Robert Cross to serve until the 2007 Annual Meeting, and George Middlemas to serve until the 2009 Annual Meeting.

The stockholders also approved the establishment of the Patron Systems Inc. 2006 Stock Incentive Plan. This stock option plan will be established with (on a post-reverse stock split basis) 5.6 million shares of Patron Common Stock.

About Patron Systems

Founded in 2002, Patron Systems was established to develop products and technologies that close gaps in the management of an organization's messaging environment. Patron's suite of Active Message Management(TM) products addresses eform creation, capture and sharing, and manages data in an industry standard format (GJXDM) as well as provides solutions for email policy management, email retention policies, archiving and eDiscovery, proactive email supervision, and protection of messages and their attachments in motion and at rest. Patron serves customers in highly regulated industries such as financial services, legal, public safety and law enforcement, healthcare, and pharmaceuticals. Further information is available at http://www.patronsystems.com.

Forward-Looking Statements

This release may contain statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current estimates and projections about Patron Systems' business, which are derived in part on assumptions of its management, and are not guarantees of future performance, as such performance is difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Such factors include, but are not limited to, the Company's ability to execute effectively its business plan and acquisition strategy, changes in the market for electronic message management solutions, changes in market activity, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. These and other risks are described in the Company's filings with the Securities and Exchange Commission, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company assumes no obligation to update information concerning its expectations.

Patron Systems, and FormStream, are registered trademarks of Patron Systems Incorporated. All other company and product names belong to their respective owners.

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Source: Patron Systems, Inc.